As filed with the Securities and Exchange Commission on February 27, 201 5

 File No. 811-22350

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

[   ]

AMENDMENT NO. 6

[X]

GLOBAL OPPORTUNITIES PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

Two International Place, Boston, Massachusetts 02110

(Address of Principal Executive Offices)

(617) 482-8260

(Registrant’s Telephone Number, including Area Code)

Maureen A. Gemma

Two International Place, Boston, Massachusetts 02110

(Name and Address of Agent for Service)

Throughout this Registration Statement, certain information concerning Global Opportunities Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 237 to the Registration Statement of Eaton Vance Mutual Funds Trust (the “Trust”) (File No. 0 02 -90946 under the Securities Act of 1933 (the “1933 Act”)) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on February 26, 201 5 (Accession No. 0000940394- 1 5 - 000263 ).  The Amendment contains the prospectus (the “Fund prospectus”) and statement of additional information (the “Fund SAI”) of Eaton Vance Short Duration Strategic Income Fund (the “Fund”), which may invest a portion of its assets in the Portfolio.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph B2(b) of the General Instructions to Form N-1A.

Item 5.  Management

(a) Investment Adviser

Information concerning the Portfolio’s management is incorporated by reference from “Further Information About the Portfolios” in the Fund p rospectus ..

(b) Portfolio Manager(s)

Information concerning the Portfolio’s management is incorporated by reference from “Further Information About the Portfolios” in the Fund prospectus.

Item 6. Purchase and Sale of Portfolio Interests

(a) Purchase of Portfolio Interests

Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  This Registration Statement , as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(b)

Sales of Portfolio Interests

Interests in the Portfolio are redeemable on any Portfolio Business Day as defined in Item 11 below.

Item 7.  Tax Information

The Portfolio expects its allocations to constitute ordinary income and/or capital gains unless an investor is not subject to taxation.

Item 8.  Financial Intermediary Compensation

Not applicable.

Item 9.

Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of

 Portfolio Holdings

(a) Investment Objective

The Portfolio’s investment objective is total return.

(a)

 Implementation of Investment Objective

The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio.  The Portfolio cannot assure achievement of its investment objective. .  Information concerning the Portfolio’s investment practices and risks is incorporated by reference from “Further Information About the Portfolios” in the Fund prospectus.

Set forth below are the principal characteristics and risks associated with the investments and strategies of the Portfolio.  The risks of these investment strategies could adversely affect the Portfolio’s net asset value or total return.  The Portfolio might not use or be exposed to all of the strategies and techniques or invest directly or indirectly in all of the types of investments described in this registration statement.  While at times the Portfolio may use alternative investment strategies in an effort to limit losses, it may choose not to do so.

Principal Risks

Income Instruments.  Income Instruments include all types of fixed and floating-rate bonds and notes, such as convertible securities; corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or “indexed” securities; loans; loan participations and assignments; delayed funding loans and revolving credit facilities; preferred securities; and bank certificates of deposit, fixed time deposits, bank deposits (or investments structured to provide the same type of exposure) and bankers’ acceptances of foreign and domestic banks.  Income Instruments are issued by: non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; international agencies or supranational entities; the U.S. Government, its agencies or government-sponsored enterprises (or guaranteed thereby); central or quasi-sovereign banks and U.S. and non-U.S. corporations.  Income Instruments include deep discount bonds, such as zero coupon bonds, deferred interest bonds, bonds or securities on which the interest is payable in-kind (“PIK securities”), which are debt obligations that are issued at a significant discount from face value, and securities purchased on a forward commitment or when-issued basis. While zero coupon bonds do not make periodic payments of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK securities provide that the issuer thereof may, at its option, pay interest in cash or in the form of additional securities.

Foreign and Emerging Market Investments.  Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers.  Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Portfolio’s assets.

Foreign issuers may become subject to sanctions imposed by the United States or another country, which could result in the immediate freeze of the foreign issuers’ assets or securities.  The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Fund’s ability to buy, sell, receive or deliver the securities.

The Portfolio may invest in securities and other instruments (including loan participations) issued by sovereign entities.  Economic data as reported by foreign governments and other issuers may be delayed, inaccurate or fraudulent. In the event of a default by a sovereign entity, there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a foreign government to renegotiate defaulted debt may be limited. Therefore, losses on sovereign defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

The foregoing risks of foreign investing can be more significant in emerging markets, which include frontier markets. Emerging Markets may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Portfolio’s investments in these countries and also the ability of the Portfolio to access markets in such countries. Governmental actions can have a significant effect on the economic conditions in emerging market countries, which also may adversely affect the value and liquidity of the Portfolio’s investments. The laws of emerging market countries relating to the limited liability of corporate shareholders, fiduciary duties of officers and directors, and bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. It may be more difficult to obtain a judgment in the courts of these countries than it is in the United States. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Portfolio is heavily invested, the Portfolio’s ability to redeem Portfolio shares could become impaired. In such circumstances, the Portfolio may have to sell more liquid securities than it would otherwise choose to sell.  Emerging market securities are also subject to speculative trading, which contributes to their volatility .. These foregoing risks may be even greater in frontier markets ..

Foreign Currencies. The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading. Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention , or the failure to intervene, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad. Costs are incurred in connection with conversions between currencies. The Portfolio may engage in spot transactions and forward foreign currency exchange contracts, purchase and sell options on currencies and purchase and sell currency futures contracts and related options thereon (collectively, “Currency Instruments”) to seek to hedge against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or to seek to enhance returns. Use of Currency Instruments may involve substantial currency risk and may also involve counterparty, leverage or liquidity risk.

Derivatives.  The Portfolio may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest or any related security, instrument, index or economic indicator (“reference instruments”).  Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives transactions can involve substantial risk.  Derivatives typically allow the Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments.  The Portfolio incurs costs in connection with opening and closing derivatives positions.  The Portfolio may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks.

Certain derivative transactions may give rise to a form of leverage.  The Portfolio is required to segregate liquid assets or otherwise cover the Portfolio’s obligation created by a transaction that may give rise to leverage.  The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.  Leverage may cause the Portfolio to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities.  The loss on leverage transactions may substantially exceed the initial investment.

Options on Securities, Indices and Currencies.  The Portfolio may engage in transactions in exchange-traded and over-the-counter (“OTC”) options.  There are several risks associated with transactions in options such as imperfect correlation, counterparty risk and an insufficient liquid secondary market for particular options.  By buying a put option, the Portfolio acquires a right to sell the underlying instrument at the exercise price, thus limiting the Portfolio's risk of loss through a decline in the market value of the instrument until the put option expires. The Portfolio will pay a premium to the seller of the option for the right to receive payments of cash to the extent that the value of the applicable instrument declines below the exercise price as of the option valuation date.  If the price of the instrument is above the exercise price of the option as of the option valuation date, the option expires worthless and the Portfolio will not be able to recover the option premium paid to the seller.  The Portfolio may purchase uncovered put options.  The Portfolio also has authority to write (i.e., sell) put options. The Portfolio will receive a premium for writing a put option, which increases the Portfolio's return. In writing a put option, the Portfolio has the obligation to buy the underlying instrument at an agreed upon price if the price of such instrument decreases below the exercise price.  If the value of the instrument on the option expiration date is above the exercise price, the option will generally expire worthless and the Portfolio, as option seller, will have no obligation to the option holder.

A purchased call option gives the Portfolio the right to buy, and obligates the seller to sell, the underlying instrument at the exercise price at any time during the option period.  The Portfolio also is authorized to write (i.e., sell) call options on instruments in which it may invest and to enter into closing purchase transactions with respect to such options.  A covered call option is an option in which the Portfolio, in return for a premium, gives another party a right to buy specified instruments owned by the Portfolio at a specified future date and price set at the time of the contract. The Portfolio's ability to sell the instrument underlying a call option may be limited while the option is in effect unless the Portfolio enters into a closing purchase transaction. Uncovered calls have speculative characteristics and are riskier than covered calls because there is no underlying instrument held by the Portfolio that can act as a partial hedge.  As the writer of a covered call option or an index call option, the Portfolio forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security or the index covering the call option above the sum of the option premium received and the exercise price of the call, but has retained the risk of loss, minus the option premium received, should the price of the underlying security or index decline.

OTC options involve risk that the issuer or counterparty will fail to perform its contractual obligations. Participants in these markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. By engaging in option transactions in these markets, the Portfolio may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default.

The Portfolio may also enter into swaptions, which are options giving the option owner the right (but not the obligation) to enter into or cancel a swap agreement at a future date.

Futures Contracts.  The Portfolio may engage in transactions in futures contracts and options on futures contracts. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.  The Portfolio also is authorized to purchase or sell call and put options on futures contracts.  The primary risks associated with the use of futures contracts and options are imperfect correlation, liquidity, unanticipated market movement and counterparty risk.

Forward Foreign Currency Exchange Contracts.  Certain forward foreign currency exchange contracts may be individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. Forward contracts are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying forwards. As a result, available information may not be complete.

Interest Rate Swaps.  Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. Cross-currency swaps are interest rate swaps in which the notional amount upon which the fixed interest rate is accrued is denominated in another currency and the notional amount upon which the floating rate is accrued is denominated in another currency. The notional amounts are typically determined based on the spot exchange rate at the inception of the trade.  Interest rate swaps involve counterparty risk and the risk of imperfect correlation.

Credit Default Swaps.  Credit default swap agreements (“CDS”) enable the Portfolio to buy or sell credit protection on an individual issuer or basket of issuers (i.e., the reference instrument).  The Portfolio may enter into CDS to gain or short exposure to a reference instrument. Long CDS positions are utilized to gain exposure to a reference instrument (similar to buying the instrument) and are akin to selling insurance on the instrument. Short CDS positions are utilized to short exposure to a reference instrument (similar to shorting the instrument) and are akin to buying insurance on the instrument. In response to market events, federal and certain state regulators have proposed regulation of the CDS market. These regulations may limit the Portfolio’s ability to use CDS and/or the benefits of CDS. CDS involve risks, including the risk that the counterparty may be unable to fulfill the transaction or that the Portfolio may be required to purchase securities or other instruments to meet delivery obligations.  The Portfolio may have difficulty, be unable or may incur additional costs to acquire such securities or instruments.

Inflation Swaps.  Inflation swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments or an exchange of floating rate payments based on two different reference indices. By design, one of the reference indices is an inflation index, such as the Consumer Price

Index. Inflation swaps can be designated as zero coupon, where both sides of the swap compound interest over the life of the swap and then the accrued interest is paid out only at the swap’s maturity.

Total Return Swaps.  In a total return swap, the buyer receives a periodic return equal to the total return of a specified security, securities or index, for a specified period of time. In return, the buyer pays the counterparty a variable stream of payments, typically based upon short term interest rates, possibly plus or minus an agreed upon spread.  These transactions involve risks, including counterparty risk.

Credit Linked Notes, Credit Options and Similar Investments.  Credit linked notes are obligations between two or more parties where the payment of principal and/or interest is based on the performance of some obligation, basket of obligations, index or economic indicator (a “reference instrument”). In addition to the credit risk associated with the reference instrument and interest rate risk, the buyer and seller of a credit linked note or similar structured investment are subject to counterparty risk. Credit options are options whereby the purchaser has the right, but not the obligation, to enter into a transaction involving either an asset with inherent credit risk or a credit derivative, at terms specified at the initiation of the option. These transactions involve risks, including counterparty risk.

Forward Rate Agreements.  Under forward rate agreements, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates.  These transactions involve risks, including counterparty risk.

Short Sales.  The Portfolio may engage in covered short sales (on individual securities held or on an index or basket of securities whose constituents are held in whole or in part).  A short sale on an individual security typically involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose the seller to the risk that it will be required to acquire securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss. When making a short sale, the Portfolio must segregate liquid assets equal to (or otherwise cover) its obligations under the short sale.  The seller of a short position generally realizes a profit on the transaction if the price it receives on the short sale exceeds the cost of closing out the position by purchasing securities in the market, but generally realizes a loss if the cost of closing out the short position exceeds the proceeds of the short sale.  The Portfolio records interest or dividend expense on its liabilities with respect to securities sold short.

Repurchase Agreements.  A repurchase agreement is the purchase by the Portfolio of securities from a counterparty in exchange for cash that is coupled with an agreement to resell those securities to the counterparty at a specified date and price. Repurchase agreements which mature in more than seven days will be treated as illiquid. When a repurchase agreement is entered, the Portfolio typically receives securities with a value that equals or exceeds the repurchase price, including any accrued interest earned on the agreement. The value of such securities will be marked to market daily, and cash or additional securities will be exchanged between the parties as needed. Except in the case of a repurchase agreement entered into to settle a short sale, the value of the securities delivered to the Portfolio will be at least equal to 90% of such repurchase price during the term of the repurchase agreement. The terms of a repurchase agreement entered into to settle a short sale may provide that the cash purchase price paid by the Portfolio is more than the value of purchased securities that effectively collateralize the repurchase price payable by the counterparty. Since in such a transaction the Portfolio normally will have used the purchased securities to settle the short sale, the Portfolio will segregate liquid assets equal to the marked to market value of the purchased securities that it is obligated to return to the counterparty under the repurchase agreement.

Reverse Repurchase Agreements.  The Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Portfolio transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment.  The Portfolio may enter into such agreements when it believes it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income.  The Portfolio could also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets.

Mortgage-Backed Securities (“MBS”).  MBS represent participation interests in pools of adjustable and fixed-rate mortgage loans. MBS may be issued by the U.S. Government (or one of its agencies or instrumentalities) or privately issued but collateralized by mortgages that are insured, guaranteed or otherwise backed by the U.S. Government, or its agencies or instrumentalities. Adjustable rate mortgages are mortgages whose interest rates are periodically reset when market rates change. Unlike conventional debt obligations, MBS provide monthly payments derived from the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans. MBS that include loans that have had a history of refinancing opportunities are referred to as “seasoned MBS”. MBS that are not seasoned MBS are referred to as generic MBS. Seasoned MBS tend to have a higher collateral to debt ratio than other MBS because a greater percentage of the underlying debt has been repaid and the collateral property may have appreciated in value. MBS may be “premium bonds” acquired at prices that exceed their par or principal value.

The mortgage loans underlying MBS are generally subject to a greater rate of principal prepayments in a declining interest rate environment and to a lesser rate of principal prepayments in an increasing interest rate environment, although investment in seasoned MBS can mitigate this risk. Under certain interest and prepayment rate scenarios, the Fund may fail to recover the full amount of its investment in MBS, notwithstanding any direct or indirect governmental or agency guarantee.  Moreover, if the Fund invests in interest only stripped MBS it may fail to recoup its initial investment if the underlying mortgages experience greater than anticipated prepayments of principal.  Because faster than expected prepayments must usually be invested in lower yielding securities, MBS are less effective than conventional bonds in “locking in” a specified interest rate. For premium bonds, prepayment risk may be enhanced. In a rising interest rate environment, a declining prepayment rate will extend the average life of many MBS. This possibility is often referred to as extension risk. Extending the average life of a mortgage-backed security increases the risk of depreciation due to future increases in market interest rates. MBS that are purchased at a premium generate current income that exceeds market rates for comparable investments, but tend to decrease in value as they mature. MBS include classes of collateralized mortgage obligations (“CMOs”), including fixed- or floating-rate tranches, and various other MBS. In choosing among CMO classes, the investment adviser will evaluate the total income potential of each class and other factors. CMOs are subject to the same types of risks affecting MBS as described above. Mortgage dollar rolls involve the Fund selling MBS for delivery in the current month with a simultaneous contract entered to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date (a “mortgage roll”). During the roll period, the Fund foregoes principal and interest paid on the MBS.

Lower Rated Securities. Investments in obligations rated below investment grade and comparable unrated investments have speculative characteristics because of the credit risk associated with their issuers. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments.

Credit Quality.  Rating agencies are private services that provide ratings of the credit quality of certain loans and other income instruments.  In evaluating creditworthiness, the investment adviser considers ratings assigned by rating agencies. Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating.  The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition. An issuer’s current financial condition may be better or worse than the current rating indicates. A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example, BBB- and Baa3 are within the investment grade rating) for purposes of the Portfolio’s investment limitations.  If a security is rated by two rating agencies, the higher rating will be used for any Portfolio rating restrictions.

Loans.  Loans may be primary, direct investments or investments in loan assignments or participation interests.  A loan assignment represents a portion of a loan previously attributable to a different lender. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement so it has the same rights and obligations as the assigning investor.  However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor.  In connection with purchasing a participation interest, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement.  In the event the borrower defaults, the Fund may not directly benefit from the collateral supporting the loan (if any) in which it has purchased the participation interest.  As a result, the Fund may assume the credit risk of both the borrower and the financial institution issuing the participation interest.

Loan investments may be made at par or at a discount or premium to par and the interest payable on a loan may be at a fixed, adjustable or floating rate.  Loans may be secured by specific collateral or other assets of the borrower, guaranteed by a third party or unsecured.  A lender’s repayment and other rights primarily are determined by governing loan, assignment or participation documents, which (among other things) typically establish the priority of payment on the loan relative to other indebtedness and obligations of the borrower.  In the event of bankruptcy, applicable law may impact a lender’s ability to enforce its rights under such documents.  Investing in loans involves the risk of default by the borrower or other party obligated to repay the loan.  In the event of insolvency of the borrower or other obligated party, the Fund may be treated as a general creditor of such entity unless it has rights that are senior to that of other creditors or secured by specific collateral or assets of the borrower.  Fixed rate loans are also subject to the risk that their value will decline in a rising interest rate environment.  This risk is mitigated for floating-rate loans, where the interest rate payable on the loan resets periodically by reference to a base lending rate.

Although the overall size and number of participants in the market for many loans has grown over the past decade, such loans continue to trade in an unregulated inter-dealer or inter-bank secondary market and the amount of available public information about loans may be less extensive than that available for registered or exchange listed securities.  Purchases and sales of loans are generally subject to contractual restrictions that must be satisfied before a loan can be bought or sold.  These restrictions may impede the Portfolio’s ability to buy or sell loans, may negatively impact the transaction price and/or may result in delayed settlement of loan transactions.  In light of the foregoing, if loans are a significant portion of Portfolio assets, the Portfolio may hold cash, sell investments or temporarily borrow to meet its cash needs, including satisfying redemption requests.

Asset-Backed Securities.  Asset-backed securities represent interests in a pool of assets, such as home equity loans, commercial mortgage-backed securities, automobile receivables or credit card receivables.  Unscheduled prepayments of asset-backed securities may result in a loss of income if the proceeds are invested in lower-yielding securities.  In addition, issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and credit enhancements (if any) may be inadequate in the event of default.   Asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law.  The value of asset-backed securities may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets or the entities providing credit enhancements and the ability of the servicer to service the underlying collateral.  The value of asset-backed securities representing interests in a pool of utilities receivables may be adversely affected by changes in government regulations.  Under certain market conditions, asset-backed securities may be less liquid and may be difficult to value.

U.S. Government Securities.  U.S. Government securities include U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance, and obligations issued or guaranteed by U.S. Government agencies or instrumentalities (“agency obligations”). Agency obligations may be guaranteed by the U.S. Government or they may be backed by the right of the issuer to borrow from the U.S. Treasury, the discretionary authority of the U.S. Government to purchase the obligations, or the credit of the agency or instrumentality. U.S. Government securities also include any other security or agreement collateralized or otherwise secured by U.S. Government securities.  As a result of their high credit quality and market liquidity, U.S. Government securities generally provide a lower current return than obligations of other issuers.

Build America Bonds.  Build America Bonds are taxable municipal obligations issued pursuant to the American Recovery and Reimbursement Act of 2009 (the “Act”) or other legislation providing for the issuance of taxable municipal debt on which the issuer receives federal support.   The Act authorizes state and local governments to issue taxable bonds on which, assuming certain specified conditions are satisfied, issuers may either (i) receive reimbursement from the U.S. Treasury with respect to its interest payments on the bonds (“direct pay” Build America Bonds) or (ii) provide tax credits to investors in the bonds (“tax credit” Build America Bonds).  Unlike most other municipal obligations, interest received on Build America Bonds is subject to federal income tax and may be subject to state income tax.  Under the terms of the Act, issuers of direct pay Build America Bonds are entitled to receive reimbursement from the U.S. Treasury currently equal to 35% (or 45% in the case of Recovery Zone Economic Development Bonds) of the interest paid.  Holders of tax credit Build America Bonds can receive a federal tax credit currently equal to 35% of the coupon interest received.  The Portfolio may invest in “principal only” strips of tax credit Build America Bonds, which entitle the holder to receive par value of such bonds if held to maturity.  The Portfolio does not expect to receive (or pass through to shareholders) tax credits as a result of its investments.  The federal interest subsidy or tax credit continues for the life of the bonds.

Build America Bonds are an alternative form of financing to state and local governments whose primary means for accessing the capital markets has been through issuance of tax-free municipal bonds.  Build America Bonds can appeal to a broader array of investors than the high income U.S. taxpayers that have traditionally provided the market for municipal bonds.  Build America Bonds may provide a lower net cost of Portfolios to issuers.  Pursuant to the Act, the issuance of Build America

Bonds ceased on December 31, 2010.  As a result, the availability of such bonds is limited and the market for the bonds and/or their liquidity may be affected.

Municipal Obligations.  Municipal obligations include bonds, notes, floating-rate notes and commercial paper issued by municipalities and agencies and authorities established by those municipalities. Municipal debt may be used for a wide variety of public and private purposes, and the interest thereon may or may not be subject to U.S. federal income tax.  Municipal obligations also include municipal leases and participations in municipal leases.   An issuer’s obligation under such leases is often subject to the appropriation by a legislative body, on an annual or other basis, of Portfolios for the payment of the obligations.   Certain municipal obligations may be purchased on a “when-issued” basis, which means that payment and delivery occur on a future settlement date. The price and yield of such securities are generally fixed on the date of commitment to purchase. The values of zero coupon bonds and principal only strips are subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest currently.  The Portfolio accrues income on these investments and is required to distribute that income each year.  The Portfolio may be required to sell securities to obtain cash needed for income distributions.

Commodities-Related Investments.  Commodity-related investments include, but are not limited to, commodities contracts, commodity futures or options thereon (investments in contracts for the future purchase or sale of commodities); commodity exchange-traded funds (exchange-traded funds that track the price of a single commodity, such as gold or oil, or a basket of commodities); commodity exchange traded notes (non-interest paying debt instruments whose price fluctuates (by contractual commitment) with an underlying commodities index); total return swaps based on a commodity index (permitting one party to receive/pay the total return on a commodity index against payment/receipt of an agreed upon spread/interest rate); commodity-linked notes (providing a return based on a formula referenced to a commodity index); sovereign issued oil warrants (a sovereign obligation the coupon on which is contingent on the price of oil); precious metals; and any other commodities-related investment permitted by law.  Commodities-related investments may be used to gain exposure to a particular type of commodity, basket of commodities, commodity market or commodity index, or to hedge such exposures or a position in a commodity producing country.  In order to comply with the Code, the Fund expects to utilize the Subsidiary to gain exposure to commodity-related investments; but also may invest in securities and other instruments in which the Portfolio is permitted to invest. (see “Subsidiary Investments”). The Portfolio relies on a private letter ruling issued by the Internal Revenue Service with respect to the tax treatment of an investment in the Subsidiary and certain commodity-linked notes.

Subsidiary Investments.  The Portfolio may invest up to 25% of its total assets in the Subsidiary, which is permitted to invest in commodity-related investments as well as the securities and other instruments in which the Portfolio is permitted to invest.  The Subsidiary is not subject to U.S. laws, including securities laws and their protections.  The Subsidiary is subject to the laws of the Cayman Islands, which can be affected by developments in that country.  The Subsidiary is operated in accordance with the 1940 Act investment restrictions that apply to the Portfolio, but is not subject to provisions of the Internal Revenue Code.  Because the Subsidiary is not registered under the 1940 Act, it may not be able to negotiate terms with its derivative counterparties that are equivalent to those a registered fund may negotiate.  As a result, the Subsidiary may have greater exposure to those counterparties than a registered fund.  For tax purposes, all income or net capital gain allocated to the Portfolio from the Subsidiary would be treated as ordinary income to the Fund.

Cash and Cash Equivalents.  The Portfolio may invest in cash or cash equivalents, including high quality short-term instruments or an affiliated investment company that invests in such instruments.

Equity Investments.  Equity investments include U.S. and non-U.S. common stocks, interests in baskets or indices of equity securities, income or non-income producing equity securities or warrants and equity securities received upon conversion of convertible securities, such as convertible bonds.

Forward Commitments.  Fixed-income securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future). In such a transaction, the Portfolio is securing what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the yield on a comparable security when the transaction is consummated may vary from the yield on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may be expected to occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Interest Rate and Other Considerations.  As interest rates rise, the value of certain fixed income securities is likely to decline.  Conversely, when interest rates decline, the value of such investments is likely to rise.  Securities with longer durations are more sensitive to changes in interest rates than securities with shorter durations, making them more volatile.  A rising interest rate environment may extend the average life of mortgages or other asset-backed receivables underlying mortgage-backed or asset-backed securities. This extension increases the risk of depreciation due to future increases in market interest rates.  In a declining interest rate environment, prepayment of securities may increase.  In such circumstances, the Portfolio may have to re-invest the prepayment proceeds at lower yields.

Securities Lending.  The Portfolio may lend its portfolio securities to broker-dealers and other institutional borrowers.  During the existence of a loan, the Portfolio will continue to receive the equivalent of the interest paid by the issuer on the securities loaned, or all or a portion of the interest on investment of the collateral, if any. The Portfolio may pay lending fees to such borrowers. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. Loans only will be made to firms that have been approved by the investment adviser and the investment adviser or the securities lending agent will periodically monitor the financial condition of such firms while such loans are outstanding. Securities loans only will be made when the investment adviser believes that the expected returns, net of expenses, justifies the attendant risks. The Portfolio may engage in securities lending for total return as well as for income, and expects to invest the collateral received from loans in securities in which the Portfolio may invest. To the extent that the portfolio securities acquired with such collateral have decreased in value, it may result in the Portfolio realizing a loss at a time when it would not otherwise do so. This risk is substantially the same as that incurred through investment leverage. The Portfolio also may incur losses if the returns on securities that it acquires with cash collateral are less than the applicable rebate rates paid to borrowers and related administrative costs. Upon return of the loaned securities, the Portfolio would be required to return the related collateral to the borrower and may be required to liquidate portfolio securities in order to do so.  The Portfolio may lend up to one-third of the value of its total assets or such other amount as may be permitted by law.

Pooled Investment Vehicles.   The Portfolio may invest in pooled investment vehicles, including open- and closed-end investment companies affiliated or unaffiliated with the investment adviser, and exchange-traded funds (“ETFs”). The market for common shares of closed-end investment companies and ETFs , which are generally traded on an exchange, is affected by the demand for those securities, regardless of the value of the fund’s underlying portfolio assets.  The Portfolio will indirectly bear its proportionate share of any management fees and expenses paid by unaffiliated and certain affiliated pooled investment vehicles in which it invests, except that management fees of affiliated funds may be waived.   Requirements of the Investment Company Act of 1940 (the “1940 Act”) may limit the Portfolio’s ability to invest in other investment companies including ETFs, unless the investment company has received an exemptive order from the Securities and Exchange Commission on which the Fund may rely or an exemption under the 1940 Act is available ..

Borrowing.   The Portfolio is permitted to borrow for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions).  Any borrowings by the Portfolio are subject to the requirements of the 1940 Act.  Borrowings are also subject to the terms of any credit agreement between the Portfolio and lender(s).  The Portfolio will be required to maintain a specified level of asset coverage with respect to all borrowings and may be required to sell some of its holdings to reduce debt and restore coverage at times when it may not be advantageous to do so.  The rights of the lender to receive payments of interest and repayments of principal of any borrowings made by the Portfolio under a credit facility are senior to the rights of holders of shares, with respect to the payment of dividends or upon liquidation. In the event of a default under a credit arrangement, the lenders may have the right to cause a liquidation of the collateral (i.e., sell Portfolio assets) and, if any such default is not cured, the lenders may be able to control the liquidation as well. Portfolio borrowings may be equal to as much as 33 1 /3% of the value of the Portfolio’s total assets (including such borrowings) less the Portfolio’s liabilities (other than borrowings).  The Portfolio will not purchase additional investment securities while outstanding borrowings exceed 5% of the value of its total assets.

Illiquid Securities.  The Portfolio may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities.  Illiquid securities include those legally restricted as to resale (such as those issued in private placements), and may include commercial paper issued pursuant to Section 4( a)(2) of the Securities Act of 1933, as amended, and securities eligible for resale pursuant to Rule 144A thereunder.  Certain Section 4( a)(2) and Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted.  Even if determined to be liquid, holdings of these securities may increase the level of Portfolio illiquidity if eligible buyers become uninterested in purchasing them.

Issuer Diversification .. A “non-diversified” fund can invest more of its assets in a smaller number of issuers than diversified funds. Concentrating investments could result in greater potential losses than for funds investing in a broader variety of issuers.  However, the Fund intends to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended. This requires the Fund to limit its investments so that, at the end of each fiscal quarter, at least 50% of the Fund’s total assets are invested in (i) cash and cash items, U.S. Government securities and securities of other regulated investment companies, and (ii) single issuers that are less than 5% of the total assets of the Fund and not more than 10% of the outstanding voting shares of the issuer.  In addition, at the end of each fiscal quarter, no single issuer (excluding cash and cash items, U.S. Government securities and securities of other regulated investment companies) investment can exceed 25% of the Fund’s total assets .

(d)

Portfolio Holdings

The Eaton Vance funds have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Portfolio characteristics. A description of these policies and procedures is incorporated by reference from “Shareholder Account Features – Information about the Funds ” in the Fund prospectus ..

Item 10.  Management, Organization and Capital Structure

(a) Management

   Information concerning the Portfolio’s investment adviser and portfolio manager(s) is incorporated by reference from “Further Information about the Portfolios” in the Fund prospectus.

(b) Capital Stock

Registrant incorporates by reference information concerning interests in the Portfolio from “Management and Organization – Portfolio Organization ” in the Fund SAI.

Item 11.  Shareholder Information

(a) Pricing

The net asset value of the Portfolio is determined once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (“Portfolio Business Day”).  This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., Eastern time) (the “Portfolio Valuation Time”).   The Portfolio’s Board of Trustees has adopted procedures for valuing investments and has delegated to the investment adviser the daily valuation of such investments.  Information concerning the procedures for valuing Portfolio assets is incorporated by reference from “Valuing Shares” in the Fund prospectus.

(b) and (c) Purchases and Redemptions

As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  There is no minimum initial or subsequent investment in the Portfolio.  The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.  The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), a direct wholly-owned subsidiary of Eaton Vance Corp.  The principal business address of EVD is Two International Place, Boston, Massachusetts 02110.  EVD receives no compensation for serving as the placement agent for the Portfolio.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time.  The value of each investor’s interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interests in the Portfolio on such prior day.  Any additions or withdrawals for the current Portfolio Business Day will then be recorded.  Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio.  The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio.  All withdrawals will be effected as of the next Portfolio Valuation Time.  The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.  The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash).  The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn.  If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash.  Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the “SEC”) or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

(d) Dividends and Distributions

The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

(e) Frequent Purchases and Redemptions of Portfolio Interests

In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders.  Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs.   The Portfolio receives purchase and redemption requests from its investors (including the Fund) on a regular basis.  These requests are primarily in response to transaction activity prompted by shareholders in such investors or allocation decisions by the managers of such investors.  The Boards of Trustees of the funds sponsored by Eaton Vance organization (“Eaton Vance funds”) have adopted policies for the Funds that invest in the Portfolio to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of shares of those Funds.  While the Portfolio does not have a policy with respect to frequent purchases and redemptions of Portfolio interests, the investment adviser of the

Funds that invest in the Portfolio attempts to avoid short-term trading when allocating Fund assets.   Additional information about these policies is included under “Purchasing Shares – Restrictions on Excessive Trading and Market Timing ” in the Fund prospectus.

(f) Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio should be classified as a partnership under the Code and should not be subject to any U.S. federal income tax.  However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gain in determining its U.S. federal income tax liability, if any.  The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies that so manage their assets.

Item 12.  Distribution Arrangements

Not applicable.

PART B

This Part B should be read in conjunction with Part A.  Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

Item 14.  Cover Page and Table of Contents

Page

Portfolio History

B-1

Description of the Portfolio and Its Investments and Risks

B-1

Management of the Portfolio

B- 4

Control Persons and Principal Holders of Securities

B-4

Investment Advisory and Other Services

B- 5

Portfolio Managers

B-5

Brokerage Allocation and Other Practices

B- 6

Capital Stock and Other Securities

B- 6

Purchase, Redemption and Pricing of Shares

B- 7

Taxation of the Portfolio

B- 7

Underwriters

B- 10

Calculation of Performance Data

B- 10

Financial Statements

B- 10

Item 15.  Portfolio History

The Portfolio is organized as a trust under the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated October 19, 2009.

Item 16.  Description of the Portfolio and Its Investments and Risks

Classification

The Portfolio is a non-diversified, open-end management company.

(b)

Investment Strategies and Risks

Information concerning the investment strategies and risks of the Portfolio is incorporated by reference from “Strategies and Risks”, and “Additional Information About Investment Strategies” in the Fund SAI.

Portfolio Policies

The following investment restrictions of the Portfolio are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Portfolio’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of the Portfolio. Accordingly, the Portfolio may not:

(1)

Borrow money or issue senior securities except as permitted by the 1940 Act;

(2)

Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).  The deposit or payment by the Portfolio of initial, maintenance or variation margin in connection with all types of options and futures contract transactions is not considered the purchase of a security on margin;

(3)

Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933;

(4)

Purchase or sell real estate, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate; or

(5)

Make loans to any person, except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements, and (c) lending portfolio securities.

In addition, the Portfolio may:

(6)

Purchase and sell commodities and commodities contracts of all types and kinds (including without limitation futures contracts, options on futures contracts and other commodities related investments) to the extent permitted by law.

For purposes of determining industry classifications, the investment adviser considers an issuer to be in a particular industry if a third party has designated the issuer to be in that industry, unless the investment adviser is aware of circumstances that make the third party’s classification inappropriate. In such a case, the investment adviser will assign an industry classification to the issuer. Privately issued mortgage backed securities and a foreign government each are considered an industry.

The Fund’s borrowing policy is consistent with Section 18(f) of the 1940 Act, which states that it shall be unlawful for any registered open-end company to issue any class of senior security or to sell any senior security of which it is the issuer, except that any such registered company shall be permitted to borrow from any bank; provided, that immediately after any such borrowing there is an asset coverage of at least 300 per centum for all borrowings of such registered company; and provided further, that in the event that such asset coverage shall at any time fall below 300 per centum such registered company shall, within three days thereafter (not including Sundays and holidays) or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300 per centum. Reverse repurchase agreements are included in borrowings for purposes of complying with the foregoing.

In addition, to the extent a registered open-end investment company acquires securities of a portfolio in reliance on Section 12(d)(1)(G) under the 1940 Act, such portfolio shall not acquire any securities of a registered open-end investment company in reliance on Section 12(d)(1)(G) under the 1940 Act.

The following nonfundamental investment policies have been adopted by the Portfolio.  A nonfundamental investment policy may be changed by the Trustees with respect to the Portfolio, without approval of the Portfolio’s investors.  The Portfolio will not:

(1)

make short sales of securities or maintain a short position, unless at all times when a short position is open (i) it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short or (ii) it holds in a segregated account cash or other liquid securities (to the extent required under the 1940 Act) in an amount equal to the current market value of the securities sold short; or

(2)

invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days.  Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid.  Any such determination by a delegate will be made pursuant to procedures adopted by the Board.  When investing in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

Whenever an investment policy or investment restriction set forth in the Fund prospectus or Fund SAI states a maximum percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by the Portfolio of such security or asset.  Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel the Portfolio to dispose of such security or other asset.  However, the Portfolio must always be in compliance with the borrowing policy and limitation on investing in illiquid securities set forth above.  If a sale of securities is required to comply with the 15% limit on illiquid securities, such sales will be made in an orderly manner with consideration of the best interests of shareholders.

(d)

Temporary Defensive Positions

During unusual market conditions, the Portfolio may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies.

(e)

Portfolio Turnover

Not Applicable.

(f)

Disclosure of Portfolio Holdings

Information concerning the policies of the Eaton Vance funds (including the Portfolio) regarding the disclosure of portfolio holdings information is incorporated by reference from “Performance - Disclosure of Portfolio Holdings and Related Information” in the Fund SAI.

Item 17.  Management of the Portfolio

(a) – (c) Management Information , Leadership Structure and Board of Trustees, and Compensation

The Board of Trustees of the Portfolio (“Board”) has general oversight responsibility with respect to the business and affairs of the Portfolio. The Board has engaged an investment adviser to manage the Portfolio.  The Board is responsible for over seeing the investment adviser and other service providers to the Portfolio.  The Portfolio’s Board consists of the same persons as serve as Trustees of the Fund and the Board has the same leadership and committee structure as the Fund’s Board.   Information concerning the management of the Portfolio , the Portfolio’s Board and its leadership structure, and Board compensation is incorporated by reference from “Management and Organization” in the Fund SAI.

(d)  Sales Loads

Not applicable.

(e)  Code of Ethics

Information concerning relevant codes of ethics is incorporated by reference from “ Investment Advisory and Administrative Services – Code of Ethics ” in the Fund SAI.

(f)  Proxy Voting Policies

Information concerning relevant proxy voting policies is incorporated by reference from “ Management and Organization – Proxy Voting Policy ” and any related Appendix in the Fund SAI.

Item 18.  Control Persons and Principal Holders of Securities

(a) - (b) Control Persons and Principal Holders

As of February 1, 201 5 , Eaton Vance Short Duration Strategic Income Fund (“Short Duration Strategic Income Fund”) controlled the Portfolio by virtue of owning approximately 83. 88 % of the value of the outstanding interests in the Portfolio.  Because Short Duration Strategic Income Fund controls the Portfolio, Short Duration Strategic Income Fund may take actions without the approval of any other investor.  Short Duration Strategic Income Fund has informed the Portfolio that it will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters.  Short Duration Strategic Income Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts (the “Trust”).  The address of Short Duration Strategic Income Fund and the Trust is Two International Place, Boston, Massachusetts 02110.

As of February 1, 201 5 , Eaton Vance International (Cayman Islands) Short Duration Strategic Income Fund (“International Short Duration Strategic Income Fund”) owned of record and beneficially 16. 12 % of the value of the outstanding interests in the Portfolio.  International Short Duration Strategic Income Fund is a separate portfolio organized within Eaton Vance International (Cayman Islands) Funds Ltd., an exempted company incorporated in the Cayman Islands.  The address of International Short Duration Strategic Income Fund is c/o State Street Cayman Trust Company, Ltd., Windward Three, Fifth Floor, Regatta Office Park, Grand Cayman, Cayman Islands.

(c) Management Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities.  Interests in the Portfolio cannot be purchased by a Trustee or officer of the Portfolio.  The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

Item 19.  Investment Advisory and Other Services

& (c) Investment Adviser and Services Provided by Each Investment Adviser

Information concerning the investment adviser and investment advisory services provided to the Portfolio is incorporated by reference from “Investment Advisory and Administrative Services” in the Fund SAI.

The Portfolio is considered to be a “ commodity pool operator ” under the Commodity Exchange Act and CFTC regulations.   Eaton Vance Management (“Eaton Vance”) and Boston Management and Research (“BMR”) are registered with the CFTC as commodity pool operators.  Eaton Vance and BMR are also registered as commodity trading advisors.  The CFTC has neither reviewed nor approved the Portfolio’s investment strategies or this Registration Statement.

(b)

Principal Underwriter

EVD, a direct wholly-owned subsidiary of Eaton Vance Corp., is the Portfolio’s placement agent.  The principal business address of EVD is Two International Place, Boston, Massachusetts 02110.

(d) - (g) Not Applicable

(h) Other Service Providers

Information about other Portfolio service providers is incorporated by reference from “Other Service Providers – Custodian” and “- Independent Registered Public Accounting Firm” in the Fund SAI.

Item 20.  Portfolio Managers

(a)

– (b)  Other Accounts Managed and Compensation

Information concerning other accounts managed by the portfolio manager(s) of the Portfolio and their compensations is incorporated by reference from “Investment Advisory and Administrative Services” in the Fund SAI.

(c) Portfolio Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities.  Interests in the Portfolio cannot be purchased .

Item 21.  Brokerage Allocation and Other Practices

Information concerning the brokerage practices of the Portfolio is incorporated by reference from “Portfolio Securities Transactions” in the Fund SAI.

Item 22.  Capital Stock and Other Securities

Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio.  Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio.  Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).  Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation.  Certificates representing an investor’s interest in the Portfolio are issued only upon the written request of a Holder.

Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights.  The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting.  Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests.  The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders.  No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests.  References in the

Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting consented to by Holders of not less than two-thirds of all interests or (ii) by the Trustees by written notice to the Holders.

The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23.  Purchase, Redemptions and Pricing of Shares

See Item 11 herein.   The procedures adopted by the Board for valuing Portfolio assets are incorporated by reference from “Calculation of Net Asset Value” in the Fund SAI.

Item 24.  Taxation of the Portfolio

Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code.  Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its share of the Portfolio’s income, gains, losses, deductions and credits.

Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises.  Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations.  Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations.  In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code).  The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market) in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes.  If, upon a complete withdrawal (redemption of the entire interest) a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes.  In addition, on a distribution to a Holder from the Portfolio, (i) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (ii) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio.  The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances.  A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account.  Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest.  This optional adjustment could either increase or decrease such basis depending on the relevant facts.  There can be no assurance that the Portfolio will make such an election in the future.   However , this basis adjustment is mandatory in certain circumstances.

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and character of the income recognized by Holders, including RIC Holders.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from certain foreign securities.  These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty.  The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.  Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Investments in “passive foreign investment companies” (“PFICs”) by the Portfolio could subject investor s in the Portfolio to adverse U.S. federal income tax consequences and other charges on the proceeds from the sales of the investment in such company; however these tax consequences can be mitigated in certain cases if the Portfolio makes an election to mark such investments to market annually or treat the PFICs as “qualified electing funds.”  Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain PFICs may be limited or a tax election with respect to PFICs may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of tax on such an investor.

“Qualified dividend income” received by an individual is taxed at the rates applicable to long-term capital gain.  In order for a dividend received by the Portfolio to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to the dividend-paying stock .  A dividend will not be treated as qualified dividend income (at either the Portfolio or the interestholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a PFIC.

The Portfolio will allocate at least annually to its investors their respective distributive shares of any net investment income and net capital gains which have been recognized for U.S. federal income tax purposes (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market).

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion.  Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character.  The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.  It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur.  Prospective investors should consult with their own tax advisors regarding pending and proposed legislation or other changes.

Item 25.  Underwriters

The placement agent for the Portfolio is EVD.  Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

Item 26.  Calculation of Performance Data

Not applicable.

Item 27.  Financial Statements

The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of October 31, 2014

Statement of Assets and Liabilities as of October 31, 2014

Statement of Operations for the fiscal year ended October 31, 2014

Statements of Changes in Net Assets for the fiscal years ended October 31, 2014 and 2013

Supplementary Data for the period from the start of business, November 20, 2009 to October 31, 2010 and for the fiscal years ended October 31, 2011, 2012 , 2013 and 2014

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC on Form N-CSR on December 27, 2013 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0001193125-13-485953).

PART C

Item 28.  Exhibits (with inapplicable items omitted)

(a)

Amended and Restated Declaration of Trust of the Registrant dated April 23, 2012 filed as Exhibit (a) to Post-Effective Amendment No. 3 filed February 28, 2013 (Accession No. 0000940394-13-000377) and incorporated herein by reference.

(b)

Amended and Restated By-Laws of the Registrant dated April 23, 2012 filed as Exhibit (b) to Post-Effective Amendment No. 3 filed February 28, 2013 (Accession No. 0000940394-13-000377) and incorporated herein by reference.

(c)

Reference is made to Item 23(a) and 23(b) above.

(d)

Investment Advisory Agreement between the Registrant and Boston Management and Research dated October 19, 2009 filed as Exhibit (d) to the Original Registration Statement filed November 16, 2009 (Accession No. 0000940394-09-000872) and incorporated herein by reference.

(e)

Placement Agent Agreement with Eaton Vance Distributors, Inc. dated October 19, 2009 filed as Exhibit (e) to the Original Registration Statement filed November 16, 2009 (Accession No. 0000940394-09-000872) and incorporated herein by reference.

(f)

The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees.  See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

(g)(1)

Amended and Restated Master Custodian Agreement between Eaton Vance Funds and State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g )(1) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394- 13-001073 ) and incorporated herein by reference.

(2)

Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit ( g )(2) to Post -Effective Amendment No. 108 of Eaton Vance Special Investment Trust (File Nos. 002-27962 , 811- 1545 ) filed September 27, 2010 (Accession No. 0000940394- 10-001000 ) and incorporated herein by reference.

(3)

Amendment Number 1 dated May 16, 2012 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(3) to Post-Effective Amendment No. 39 of Eaton Vance Municipals Trust II (File Nos. 333-71320, 811-08134) filed May 29, 2012 (Accession No. 0000940394-12-000641) and incorporated herein by reference.

(4)

Amendment dated September 1, 2013 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit

(g)(4) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.

(p)

Code of Ethics adopted by the Eaton Vance Entities and the Eaton Vance Funds effective September 1, 2000, as revised December 1, 2014 filed as Exhibit (p )(1) to Post-Effective Amendment No. 233 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946 , 811- 04015 ) filed December 23, 2014 (Accession No. 0000940394- 14-001694 ) and incorporated herein by reference.

Item 29.  Persons Controlled by or Under Common Control with Registrant

As of February 1, 201 5 , Eaton Vance Short Duration Strategic Income Fund (the “Fund”) controlled the Portfolio by virtue of owning approximately 83. 88 % of the value of the outstanding interests in the Portfolio.  The Fund is a series of Eaton Vance Mutual Funds Trust, a trust organized under the laws of The Commonwealth of Massachusetts.  As of February 1, 201 5 , the Fund also controlled Currency Income Advantage Portfolio and Short Duration High Income Portfolio, each a trust organized under the laws of The Commonwealth of Massachusetts, by virtue of owning approximately 82.00 % and 7 2.25 % of the value of each named portfolio’s outstanding interests, respectively.

Item 30.  Indemnification

Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers.  The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers, on the other.

Item 31.  Business and Other Connections of the Investment Adviser

Reference is made to: (i) the information set forth under the caption “Management and Organization” in the Fund SAI; (ii) the Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item 32.  Principal Underwriters

Not applicable.

Item 33.  Location of Accounts and Records

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 0211 1 , with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant’s investment adviser at Two International Place, Boston, MA  02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant’s investment adviser.

Item 34.  Management Services

Not applicable.

Item 35.  Undertakings

The Portfolio and its wholly owned subsidiary Eaton Vance GOP Commodity Subsidiary, Ltd. (“Subsidiary”) undertake that the Subsidiary’s books and records will be subject to inspection by the Commission to the same extent as the Portfolio’s books and records are subject to inspection by the Commission.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 27th day of February, 201 5 ..

GLOBAL OPPORTUNITIES PORTFOLIO

By:

/s/ Eric A. Stein

Eric A. Stein

President